UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2012

CRAY INC.

(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Fifth Avenue, Suite 1000 Seattle, WA	98164
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 701-2000

Registrant’s facsimile number, including area code: (206) 701-2500

None

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 28, 2012, we were notified by the Defense Advanced Research Projects Agency (“DARPA”) that we had completed our final milestone, Milestone 10B, under our DARPA Phase III High Productivity Computing Systems (“HPCS”) program agreement. The milestone was for $5,500,000, which reflects a decrease in DARPA’s financial commitment for Milestone 10B by $1,500,000 due to a mutually agreed-upon modification to one set of commitments under our agreement with DARPA. Based on our level of spending for DARPA HPCS-related work, all of the milestone amount will be credited against our research and development expenses in the fourth quarter of 2012 as part of this co-funding arrangement.

Additional information regarding our agreement with DARPA, as amended, can be found in our reports on Form 8-K filed with the Securities and Exchange Commission on February 16, 2010 and November 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 29, 2012

Cray Inc.

By:	/s/ MICHAEL C. PIRAINO
Michael C. Piraino
Vice President Administration and General Counsel